                                                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements and amendments thereto

Form S-8 No. 33-21505          Employee Stock Purchase Plan
Form S-8 No. 333-41671         Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-41669         1997 Long-Term Incentive Plan
Form S-8 No. 333-41673         Executive Deferred Compensation Plan
Form S-8 No. 333-42131         Non-Employee Directors' Stock Option Plan

of Beverly Enterprises, Inc. of our report dated February 17, 2000 with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.




                                        /s/ ERNST & YOUNG LLP



Little Rock, Arkansas
March 27, 2000